SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-BEL FUSE INC.
GAMCO ASSET MANAGEMENT INC.
9/04/07 4,000 34.8800
8/31/07 2,000 35.2783
8/27/07 1,000 36.0793
8/27/07 1,300 36.0769
8/24/07 1,000 36.0940
8/24/07 700 36.1000
8/23/07 1,500 35.9287
8/22/07 3,000 35.9294
8/21/07 100 36.0500
8/20/07 1,800 36.2989
8/20/07 900- 36.2989
8/15/07 500 34.5400
GABELLI ADVISERS, INC.
8/10/07 300- 38.4400
8/09/07 1,300- 36.6254
8/08/07 2,800 32.9518
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
8/31/07 2,000 35.2783
8/28/07 2,700 34.6996
8/17/07 200 36.1000
8/14/07 2,800 34.2400
THE GABELLI GLOBAL DEAL FUND
8/08/07 5,000 33.6930

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.